Exhibit 99.1

FOR IMMEDIATE RELEASE	FEBRUARY 9, 2006

MAIR HOLDINGS, INC. REPORTS FISCAL 2006 THIRD QUARTER RESULTS

Minneapolis/St. Paul – (February 9) – MAIR Holdings, Inc. (NASDAQ: MAIR) today reported a net loss of $4.5 million, or $0.22 per diluted share, for the fiscal 2006 third quarter ended December 31, 2005 compared to net earnings of $1.5 million, or $0.07 per diluted share, during the same quarter a year ago.  Fiscal 2006 third quarter results include a $4.8 million pre-tax charge for MAIR Holdings’ guaranty related to the Cincinnati hangar that Mesaba Aviation, Inc. (“Mesaba”) vacated in October 2005.

“We continue to confront the consequences of the Northwest Airlines bankruptcy which caused Mesaba’s own bankruptcy filing,” said Paul Foley, MAIR Holdings’ president and chief executive officer.  “In the face of this turmoil, we are assessing alternatives to provide assistance to our subsidiaries as they focus on lowering their cost structures to retain existing contracts and attract new business.”

On October 13, 2005, Mesaba filed for Chapter 11 bankruptcy protection.  In accordance with generally accepted accounting principles, MAIR Holdings deconsolidated Mesaba’s financial results effective as of the date of the bankruptcy filing.  As a result, Mesaba’s assets and liabilities have been removed from the Company’s condensed consolidated balance sheet as of December 31, 2005.  Mesaba’s net income or loss from the date of the bankruptcy forward is presented as “Equity in income (loss) of Mesaba Aviation, Inc.” rather than its financial results being included in each individual income statement line item, as was the case for periods prior to October 13, 2005.  Because MAIR Holdings owns all of the common stock of Mesaba, this change will not affect the amount of net income (or loss) MAIR Holdings reports related to Mesaba’s operations in the current quarter or any prior period.

The Company’s total operating revenues for the quarter ended December 31, 2005 were $21.2 million, which represented $5.3 million attributed to Big Sky and $15.9 million attributed to Mesaba’s operations between October 1 through October 13, 2005, the date of Mesaba’s bankruptcy filing (and of MAIR’s deconsolidation of Mesaba’s financial results as discussed above).

The Company’s operating expenses for the quarter ended December 31, 2005 were $28.3 million, representing $6.5 million from Big Sky, $7.3 million from MAIR Holdings, and $14.5 million from Mesaba’s operations from October 1 through October 13, 2005.  The Company also recorded a $0.3 million loss in equity of Mesaba for the period from October 13 though December 31, 2005.

QUARTERLY CONFERENCE CALL

MAIR Holdings will conduct a live webcast to discuss its fiscal 2006 third quarter results today, February 9th, at 10:30 A.M. (CST).  The webcast will be available through the MAIR Holdings web site at www.mairholdings.com under the “Investor” link.

ABOUT THE COMPANY

MAIR Holdings’ primary business units are its regional airline subsidiary Mesaba Aviation, Inc., d/b/a Mesaba Airlines, and its regional airline subsidiary Big Sky Transportation Co., d/b/a Big Sky Airlines.  MAIR Holdings, Inc. is traded under the symbol MAIR on the NASDAQ National Market.  More information about MAIR Holdings is available on the Internet at www.mairholdings.com.

Mesaba operates as a Northwest Jet Airlink and Airlink partner under an airline services agreement with Northwest Airlines.  Mesaba serves 105 cities in the United States and Canada from Northwest’s and Mesaba’s three major hubs: Detroit, Minneapolis/St. Paul and Memphis.  Mesaba operates an advanced fleet of regional jet and jet-prop aircraft, consisting of the 69 passenger Avro RJ85, the 30-34 passenger Saab SF340 and the 50 passenger Canadair Regional Jet.  Mesaba filed for Chapter 11 bankruptcy protection on October 13, 2005 and is continuing to operate its business as a debtor-in-possession.  Mesaba maintains a web site at www.mesaba.com.

Big Sky currently serves 20 communities in Montana, Colorado, Idaho, Oregon, Washington and Wyoming with a fleet of 19 passenger Beechcraft 1900D aircraft.  Big Sky is based in Billings, Montana and has codeshare agreements with Northwest Airlines, Alaska Airlines, Horizon Air and America West Airlines which allows customers the convenience of traveling with one ticket, through baggage checking and economical through fares, to destinations throughout the world.  Big Sky is a provider of air service under the Essential Air Service program administered by the Department of Transportation.  Big Sky maintains a web site at www.bigskyair.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are based on the best information currently available to management.  These forward-looking statements are intended to be subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  There can be no assurance that actual developments will be those anticipated by MAIR Holdings, Inc.  Actual results could differ materially from those projected because of a number of factors, some of which MAIR Holdings, Inc. cannot predict or control.  For a discussion of some of these factors, please see the ‘Cautionary Note Regarding Forward-Looking Statements’ and ‘Risk Factors’ in the company’s Form 10-Q for the quarter ended September 30, 2005.

Note to Editors: Summary financial and operating information follows.

###

Media Contact:	Jon Austin - 612-573-3157
Investor Contact:	Bob Weil - 612-333-0021

MAIR Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	Quarter Ended		Nine Months Ended
	December 31		December 31
	2005	2004	2005	2004
		(As restated)*		(As restated)*
Operating revenues
Passenger	$17,625	$100,290	$225,280	$301,393
Freight and other	3,622	11,245	25,556	30,353
Total revenues	21,247	111,535	250,836	331,746
Operating expenses
Wages and benefits	7,647	37,608	86,105	109,445
Aircraft fuel	1,329	680	3,541	1,870
Aircraft maintenance	3,371	21,963	48,978	63,704
Aircraft rents	4,195	25,814	55,825	76,716
Landing fees	480	2,358	5,684	7,677
Insurance and taxes	876	1,703	4,690	6,107
Depreciation and amortization	611	4,134	7,920	11,242
Administrative and other	5,039	15,429	45,029	43,113
Impairment and other charges	4,759	—	41,268	—
Total operating expenses	28,307	109,689	299,040	319,874

Operating income (loss)	(7,060)	1,846	(48,204)	11,872

Other nonoperating income, net	667	803	4,550	1,702
(Loss) Income before income taxes and equity in loss of Mesaba Aviation, Inc.	(6,393)	2,649	(43,654)	13,574

Benefit (provision) for income taxes	2,269	(1,156)	15,227	(4,481)
(Loss) income before equity in loss of Mesaba Aviation Inc.	(4,124)	1,493	(28,427)	9,093

Equity in loss of Mesaba Aviation, Inc.	(334)	—	(334)	—
Net (loss) income	$(4,458)	$1,493	$(28,761)	$9,093

(Loss) earnings (loss) per common share - basic	$(0.22)	$0.07	$(1.40)	$0.44
(Loss) earnings (loss) per common share - diluted	$(0.22)	$0.07	$(1.40)	$0.43

Weighted average shares - basic	20,592	20,524	20,581	20,483
Weighted average shares - diluted	20,592	21,123	20,581	20,996

*2004 amounts have been restated to reflect corrections related to the presentation of certain reimbursable pass-through costs at Mesaba, primarily fuel.

MAIR Holdings, Inc

Condensed Consolidated Balance Sheets

(unaudited - in thousands)

	December 31 2005	March 31 2005
Assets
Cash and cash equivalents	$75,497	$57,968
Short term investments	27,851	69,669
Other current assets	8,396	59,910
Net property and equipment	2,086	38,421
Investment in Mesaba Aviation, Inc.	48,531	—
Long term investments	9,901	43,240
Other assets, net	4,223	11,746
Total assets	$176,485	$280,954

Liabilities and Shareholders’ Equity
Current liabilities	$12,720	$82,206
Other liabilities and deferred credits	883	6,069
Shareholders’ equity	162,882	192,679
Total liabilities and shareholders’ equity	$176,485	$280,954

Mesaba Aviation, Inc.

(Debtor-in-Possession)

Condensed Statements of Operations

(unaudited - in thousands, except per share information)

	Quarter Ended			Nine Months Ended
	December 31			December 31
	2005	2004	Favorable (Unfavorable)	2005	2004	Favorable (Unfavorable)
		(As restated)*			(As restated)*
Operating revenues
Passenger	$93,612	$98,423		$295,697	$295,632
Freight and other	9,096	9,394		26,898	24,835
Total revenues	102,708	107,817	-4.7%	322,595	320,467	0.7%
Operating expenses
Wages and benefits	36,190	34,925		111,745	103,720
Aircraft maintenance	19,841	21,469		63,926	61,827
Aircraft rents	22,699	25,322		73,330	75,204
Landing fees	2,301	2,298		7,343	7,486
Insurance and taxes	1,579	1,469		4,927	5,238
Depreciation and amortization	2,718	3,947		9,572	10,641
Administrative and other	14,879	14,802		53,656	41,513
Impairment and other charges	(2,000)	—		32,006	—
Total operating expenses	98,207	104,232	5.8%	356,505	305,629	-16.6%

Operating income (loss)	4,501	3,585	25.6%	(33,910)	14,838	NM

Non operating income (expense)
Other nonoperating income, net	290	118		732	160
Restructuring items, net	(3,156)	—		(3,156)	—
Nonoperating income, net	(2,866)	118		(2,424)	160

Income (loss) before income taxes	1,635	3,703	-55.8%	(36,334)	14,998	NM

(Provision) benefit for income taxes	(999)	(1,643)		11,190	(6,457)
Net income (loss)	$636	$2,060	-69.1%	$(25,144)	$8,541	NM

*2004 amounts have been restated to reflect corrections related to the presentation of certain reimbursable pass-through costs at Mesaba, primarily fuel.

Mesaba Aviation, Inc.

(Debtor in Possession)

Condensed Balance Sheets

(unaudited - in thousands)

	December 31	March 31
	2005	2005
Assets
Cash and cash equivalents	$22,971	$20,357
Accounts receivable, net of reserves of $30,641 and $568	33,020	29,163
Inventories, net	10,638	10,329
Deferred income taxes and other	22,396	11,246
Other current assets	15,945	4,831
Net property and equipment	34,702	36,585
Other assets, net	12,284	8,366
Total assets	$151,956	$120,877

Liabilities and Shareholder’s Equity
Current liabilities	$58,713	$73,580
Other noncurrent liabilities	3,187	5,367
Liabilities subject to compromise	41,525	—
Shareholder’s equity	48,531	41,930
Total liabilities and shareholder’s equity	$151,956	$120,877

MAIR Holdings, Inc

Selected Operating Statistics By Operating Entity

(unaudited)

	Quarter Ended				Nine Months Ended
	December 31				December 31
	2005	2004	Favorable (Unfavor)		2005	2004	Favorable (Unfavor)

Mesaba Aviation, Inc.
Passengers	1,369,532	1,412,966	-3.1%		4,370,798	4,290,221	1.9%
ASMs (000’s)	670,102	793,269	-15.5%		2,196,688	2,307,487	-4.8%
RPMs (000’s)	459,739	511,531	-10.1%		1,489,980	1,528,489	-2.5%
Load Factor	68.6%	64.5%	4.1	pts	67.8%	66.2%	1.6	pts
Departures	49,576	52,423	-5.4%		155,803	156,383	-0.4%
Revenue per ASM (cents)	15.3	13.6	12.5%		14.7	13.9	5.8%
Cost per ASM (cents)	14.7	13.1	-12.2%		16.2	13.2	-22.7%
Cost per ASM (cents)	15.0	13.1	-14.5%		14.8	13.2	-12.1%
excluding impairment and other charges

Big Sky Transportation Co.
Passengers	28,972	22,350	29.6%		85,527	65,712	30.2%
ASMs (000’s)	19,823	14,101	40.6%		57,134	45,441	25.7%
RPMs (000’s)	8,158	5,563	46.6%		24,372	16,656	46.3%
Load Factor	41.2%	39.5%	1.7	pts	42.7%	36.7%	6.0	pts
Departures	5,265	4,813	9.4%		15,970	14,928	7.0%
Revenue per ASM (cents)	26.7	26.4	1.1%		26.3	24.9	5.6%
Cost per ASM (cents)	32.8	30.3	-8.3%		36.1	30.0	-20.3%
Cost per ASM (cents)	32.8	30.3	-8.3%		31.7	30.0	-5.7%
excluding impairment and other charges